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                                                                 Exhibit (g)(17)

                                  AUTOMATIC YRT

                              REINSURANCE AGREEMENT

                                     BETWEEN

                     IDS LIFE INSURANCE COMPANY OF NEW YORK
                                ALBANY, NEW YORK
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                          [NAME OF REINSURANCE COMPANY]
                     [CITY AND STATE OF REINSURANCE COMPANY]
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

                            EFFECTIVE AUGUST 18, 2003

                                 TREATY # 7782-1


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                                TABLE OF CONTENTS

ARTICLE 1 - PREAMBLE

            1.1   Parties to the Agreement
            1.2   Entire Agreement
            1.3   Compliance
            1.4   Good Faith

ARTICLE 2 - AUTOMATIC REINSURANCE

ARTICLE 3 - FACULTATIVE REINSURANCE

ARTICLE 4 - COMMENCEMENT OF LIABILITY

            4.1   Automatic Reinsurance
            4.2   Facultative Reinsurance
            4.3   Conditional Receipt or Temporary Insurance

ARTICLE 5 - REINSURED RISK AMOUNT

ARTICLE 6 - PREMIUM ACCOUNTING

            6.1   Premiums
            6.2   Payment of Premiums
            6.3   Delayed Payment
            6.4   Failure to Pay Premiums
            6.5   Premium Rates

ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES

            7.1   Reductions and Terminations
            7.2   Noncontractual Increases
            7.3   Contractual Increases
            7.4   Risk Classification Changes
            7.5   Reinstatement

ARTICLE 8 - REPLACEMENTS AND CONVERSIONS

            8.1   Internal Replacements
            8.2   Conversions

ARTICLE 9 - CLAIMS

            9.1   Notice
            9.2   Claim Settlement Process
            9.3   Amount and Payment of Reinsurance Benefits
            9.4   Lead Reinsurer
            9.5   Contested Claims

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            9.6   Claim Expenses
            9.7   Misrepresentation or Suicide
            9.8   Misstatement of Age or Sex
            9.9   Extra Contractual Obligations

ARTICLE 10 - CREDIT FOR RESERVES

ARTICLE 11 - RETENTION LIMIT CHANGES

ARTICLE 12 - RECAPTURE

ARTICLE 13 - GENERAL PROVISIONS

            13.1  Currency
            13.2  Premium Tax
            13.3  Minimum Cession
            13.4  Inspection of Records
            13.5  Interest Rate
            13.6  Notices
            13.7  Governing Law
            13.8  Survival
            13.9  Non-Waiver
            13.10 Non-Transferability

ARTICLE 14 - DAC TAX

ARTICLE 15 - OFFSET

ARTICLE 16 - INSOLVENCY

            16.1  Insolvency of a Party to this Agreement
            16.2  Insolvency of the Ceding Company
            16.3  Insolvency of the Reinsurer

ARTICLE 17 - ERRORS AND OMISSIONS

ARTICLE 18 - DISPUTE RESOLUTION

ARTICLE 19 - ARBITRATION

ARTICLE 20 - CONFIDENTIALITY

ARTICLE 21 - SEVERABILITY

ARTICLE 22 - DURATION OF AGREEMENT

ARTICLE 23 - EXECUTION


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                                    EXHIBITS

A - RETENTION LIMITS OF THE CEDING COMPANY

B - PLANS COVERED AND BINDING LIMITS

C - FORMS, MANUALS, AND ISSUE RULES

D - REINSURANCE PREMIUMS

E - SELF-ADMINISTERED REPORTING

F - APPLICATION FOR FACULTATIVE REINSURANCE FORM


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                                                                       ARTICLE 1

                                                                        PREAMBLE

1.1   PARTIES TO THE AGREEMENT

      This is a Yearly Renewable Term (YRT),agreement for indemnity reinsurance (the "Agreement") solely between IDS Life Insurance Company of New York (the "Ceding Company"), an insurance company domiciled in the State of New York, and [name of reinsurance company], an insurance company domiciled in the State of [state] (the "Reinsurer"), collectively referred to as the "parties".

      The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy of the Ceding Company.

1.2   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.

1.3   COMPLIANCE

      This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

1.4   GOOD FAITH

      This Agreement is entered into in reliance on the utmost good faith of the parties and requires the continuing utmost good faith of the parties, their representatives, successors and assigns. This includes a duty of full and fair disclosure of any material information respecting the formation and continuation of this contract and the business reinsured hereunder. This also includes a duty to provide prompt notice to the other party in the event the notifying party becomes insolvent as described in
      Article 16. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed.


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                                                                       ARTICLE 2

                                                           AUTOMATIC REINSURANCE

2.1 On and after the effective date of this Agreement, the Reinsurer will automatically accept a portion of the mortality risk on life insurance policies and riders directly issued by the Ceding Company and listed in Exhibit B - Plans Covered and Binding Limits. The Reinsurer will automatically accept its share of mortality risk on the above-referenced policies and riders within the limits shown in Exhibit B, provided that:

      (a) the Ceding Company keeps its retention, as shown in Exhibit A - Retention Limits of the Ceding Company, and

      (b) the Ceding Company applies its normal underwriting guidelines, as stated in Exhibit C -- Forms, Manuals and Issue Rules, and

      (c) the sum of all amounts in force and applied for on the life with the Ceding Company, excluding amounts being internally replaced, does not exceed the Automatic Binding Limits set out in Exhibit B, and

      (d) the amount of life insurance in force in all companies, including any coverage to be replaced plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit stated in Exhibit B, and

      (e) the application is on a life that has not been submitted facultatively to the Reinsurer or any other reinsurer within the last two (2) years, including the current application, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

      The Ceding Company may cede reinsurance automatically on international clients underwritten in accordance with the agreed upon guidelines in Exhibit B.

      If the Ceding Company already holds its full retention on a life under previously issued policies, the Reinsurer will automatically accept reinsurance up to the limits shown in Exhibit B.

      The Ceding Company may not reinsure the amount it has retained on the business covered under this Agreement, as described in Exhibit A, on any basis without the Reinsurer's written consent.


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                                                                       ARTICLE 3

                                                         FACULTATIVE REINSURANCE

3.1 The Ceding Company may submit any application on a plan or rider identified in Exhibit B - Plans Covered and Binding Limits, to the Reinsurer for its consideration on a facultative basis. The Ceding Company will provide to Reinsurer the rules or methods used by the Ceding Company to select reinsurers for Facultative Reinsurance in cases where more than one reinsurer offers coverage on a risk.

      The Ceding Company will apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Facultative Reinsurance, providing information similar to the example outlined in Exhibit F - Application for Facultative Reinsurance. Accompanying this Application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and any other information bearing on the insurability of the risk. The Ceding Company also will notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be immediately transmitted to the Reinsurer.

      After consideration of the Application for Facultative Reinsurance and related information, the Reinsurer will promptly inform the Ceding Company of its underwriting decision. The Reinsurer's offer will expire at the end of one hundred twenty (120) days, unless otherwise specified by the Reinsurer.

      If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file in accordance with its normal facultative reinsurance placement rules and submit all relevant individual policy information in its next statement to the Reinsurer.

      The relevant terms and conditions of the Agreement will apply to those facultative offers made by the Reinsurer which are accepted by the Ceding Company.


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                                                                       ARTICLE 4

                                                       COMMENCEMENT OF LIABILITY

4.1   AUTOMATIC REINSURANCE

      For automatic reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability, including liability under any conditional receipt or temporary insurance provision.

4.2   FACULTATIVE REINSURANCE

      For facultative reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability, including liability under any conditional receipt or temporary insurance provision, provided that the Reinsurer has made a facultative offer and that offer was accepted in accordance with the terms of this Agreement.

4.3   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE

      For automatic reinsurance, the reinsurance coverage under a conditional receipt or temporary insurance provision is limited to the Reinsurer's share of amounts within the conditional receipt or temporary coverage limits shown in Exhibit B - Plans Covered and Binding Limits.

      For facultative reinsurance, the Reinsurer shall be liable only for benefits paid pursuant to the terms and conditions of the Ceding Company's Conditional Receipt or Temporary Insurance Agreement if both of the following conditions are satisfied:

           (i) The Ceding Company follows its normal facultative reinsurance placement rules in effect at the time of issue of the Conditional Receipt or Temporary Insurance Agreement; and

           (ii) The Reinsurer's facultative offer is final and is not contingent upon any additional underwriting requirements to be satisfied by the Ceding Company.

      In the event that the Ceding Company's rules with respect to cash handling and issuance of Conditional Receipt or Temporary Insurance are not followed, the Reinsurer will participate in the liability if: (1) the conditions for automatic reinsurance are met; or (2) the foregoing conditions for acceptance of the Reinsurer's facultative offer are satisfied; and the Ceding Company does not knowingly allow such rules to be violated or condone such a practice. In all cases, reinsurance coverage under a Conditional Receipt or Temporary Insurance provision is limited to the Reinsurer's share of amounts within the Conditional Receipt or Temporary coverage limits shown in Exhibit B - Plans Covered and Binding Limits and the provisions of Article 9 apply to such a claim.


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                                                                       ARTICLE 5

                                                           REINSURED RISK AMOUNT

5.1 Reinsured risk amounts will be calculated on each policy anniversary; during a policy year, reinsured risk amounts are adjusted if and only if there is an increase or decrease in policy specified amount. Reinsured risk amounts consist of the Reinsured Net Amount at Risk on each policy or rider as defined below.

      Option 1, Base Policy: The Net Amount at Risk is equal to the Death Benefit minus the Policy Value, where the Death Benefit is the greater of the Specified Amount or the Policy Value multiplied by the tax corridor. The Reinsured Net Amount at Risk is defined as the Net Amount at Risk at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's Retained Share multiplied by the Reinsurer's Percentage Share as defined in Exhibit B - Plans Covered and Binding Limits,

      Option 2, Base Policy: The Net Amount at Risk is equal to the Death Benefit minus the Policy Value, where the Death Benefit is the greater of the Specified Amount plus the Policy Value or the Policy Value multiplied by the tax corridor. The Reinsured Net Amount at Risk is defined as the Net Amount at Risk at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's Retained Share multiplied by the Reinsurer's Percentage Share as defined in Exhibit B.

      Riders: For Base Insured Rider and Other Insured Rider, the Net Amount at Risk is the face value of the Rider, which shall be considered the Specified Amount for purposes of this Agreement. The Reinsured Net Amount at Risk is defined as the Specified Amount of the Rider at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's Retained Share multiplied by the Reinsurer's Percentage Share as defined in Exhibit B.

      Increases in the Net Amount at Risk of the Base Policy due to an Automatic Increasing Benefit Rider, and fluctuations in the Net Amount at Risk of the Base Policy caused by the normal workings of the Policy Value, will be shared by the Ceding Company and the Reinsurer on the same basis as described in Exhibit B.

      Terms used in this Article 5, including Option 1 and Option 2, shall be interpreted in a manner consistent with the policies.


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                                                                       ARTICLE 6

                                                              PREMIUM ACCOUNTING

6.1   PREMIUMS

      Reinsurance premium rates for life insurance and other benefits reinsured under this Agreement are shown in Exhibit D - Reinsurance Premiums. Reinsurance premiums will be determined by applying the reinsurance premium rates to the Reinsured Net Amount at Risk. The reinsurance premium rates shall be calculated net of allowances as shown in Exhibit D.

      Premium adjustments due either party will be calculated and paid in the event of mid-year policy increases, terminations, death claims, and other changes as appropriate.

6.2   PAYMENT OF PREMIUMS

      Reinsurance premiums are payable annually in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within thirty
      (30) days after the end of the month, will send the Reinsurer a statement that contains the information shown in Exhibit E - Self-Administered Reporting, showing reinsurance premiums due for that period. If an amount is due the Reinsurer, the Ceding Company will remit that amount together with the statement. If an amount is due the Ceding Company, the Reinsurer will remit such amount within fifteen (15) days of receipt of the statement.

      If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment in error, the Reinsurer's acceptance in and of itself will not create reinsurance liability beyond what is provided for in this Agreement. If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as described in Article 17, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and will be subject to Article 6.4 below.

6.3   DELAYED PAYMENT

      Premium balances that remain unpaid for more than thirty (30) days after the Remittance Date will incur interest from the end of the reporting period. The Remittance Date is defined as thirty (30) days after the end of the reporting period. Interest will be calculated using the index specified in Article 13.5 - Interest Rate.


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6.4   FAILURE TO PAY PREMIUMS

      The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within sixty (60) days of the Remittance Date, the Reinsurer will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Ceding Company thirty (30) days written notice of its intention. Such notice will be sent by certified mail in the manner specified in Article 13.6.

      If all reinsurance premiums in arrears, including any that become in arrears during the thirty (30) day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date for which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date for which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid before their Remittance Dates.

      Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the thirty (30) days notice.

      The Ceding Company will not force termination under the provisions of this Article solely to avoid the provisions of Article 12 - Recapture, or to transfer the reinsured policies to another reinsurer.

6.5   PREMIUM RATES

      The Ceding Company agrees to provide Reinsurer with sixty (60) days advance notice of its intent to increase cost of insurance rates charged for new or existing business. Nothing herein shall be construed to limit the Ceding Company's ability to change cost of insurance rates in its own discretion.

      For reinsurance of new business, Reinsurer reserves the right to change reinsurance premium rates after ninety (90) days written notice is provided to the Ceding Company.

      For reinsurance on existing business, Reinsurer agrees that its right to increase reinsurance premium rates as shown in Exhibit D, or any amendment thereto, is subject to the following conditions.


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      Reinsurer represents that the reinsurance premium rates charged for existing business under this treaty are intended to remain in force for an indefinite period and that Reinsurer has no current plans to raise such rates. Reinsurer will use commercially reasonable efforts to maintain the existing reinsurance premium rates but reserves the right to change rates if necessary to maintain the financial stability of the company or the block of reinsured business.

      Reinsurer may raise reinsurance premium rates for existing business only if the rate action is part of and consistent with a general re-pricing of the Reinsurer's portfolio of reinsurance plans for all Comparable Reinsurance Commitments. In this regard, Reinsurer warrants that any increase in reinsurance premium rates for existing business shall be no greater in percentage than the increase in rates for other policies reinsured by Reinsurer pursuant to contracts or treaties with other insurance companies subject to the Comparable Reinsurance Commitment.

      Comparable Reinsurance Commitment means any other YRT reinsurance contract or treaty under which Reinsurer provides reinsurance for permanent insurance policies that are generally subject to medical underwriting. Reinsurer agrees it will not raise reinsurance premium rates pursuant to the immediately foregoing paragraph in the event the total Reinsured Net Amount at Risk ceded under this Agreement constitutes more than [percentage] of total net amounts at risk ceded to the Reinsurer for all Comparable Reinsurance Commitments.

      In the event Reinsurer raises reinsurance premium rates for existing business, Ceding Company shall have the right to recapture all reinsured business affected by the rate increase. Reinsurer shall provide the Ceding Company with a minimum of ninety (90) days advance written notice of its intent to raise reinsurance premium rates for existing business, and Ceding Company shall be allowed ninety (90) days from the date of receiving Reinsurer's rate increase notice in which to elect its option to recapture. Reinsurer's rate increase or Ceding Company's recapture shall take effect on the anniversary of each policy covered by this Agreement following the aforementioned ninety (90) day notice period.

      The foregoing notwithstanding, in the event Ceding Company increases cost of insurance rates for existing business, Reinsurer may raise reinsurance premium rates at the same time and up to the same percentage, in which case Ceding Company shall not be afforded the right of recapture as described in the foregoing paragraph. Under such circumstances, however, if the Reinsurer proposes to raise reinsurance premium rates by a higher percentage than the Ceding Company's proposed increase in cost of insurance rates, then Ceding Company shall have the right to recapture reinsured business to the same extent provided for in the foregoing paragraph. In the event Ceding Company gives notice of its intent to raise cost of insurance rates for the reinsured business, Reinsurer shall have sixty (60) days to notify Ceding Company of its intent to raise reinsurance premium rates, and if applicable, Ceding Company shall be allowed sixty (60) days from the date of receiving Reinsurer's rate increase notice in which to elect its option to recapture. Reinsurer's rate increase or Ceding Company's recapture shall take effect on the anniversary of each policy covered by this Agreement following the aforementioned sixty (60) day notice period.

      In any event, the maximum reinsurance premium rates which may be charged by the Reinsurer shall be the statutory valuation premiums for yearly renewable term insurance at the maximum


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      interest rates and minimum mortality rates applicable to the reinsured policies for each year of issue as prescribed by law.


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                                                                       ARTICLE 7

                                            REDUCTIONS, TERMINATIONS AND CHANGES

Whenever a change is made in the status, plan, amount or other material feature of a policy reinsured under this Agreement, the Reinsurer will, upon receipt of notification of the change, provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. The Ceding Company will advise the Reinsurer of any such change within sixty (60) days of its effective date.

7.1   REDUCTIONS AND TERMINATIONS

      In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement or any other agreement, the Ceding Company will, in order to maintain its full retention, reduce or terminate reinsurance on that life. If the reduction is on a policy reinsured under this Agreement, the Ceding Company's Retained Share will be adjusted, and Reinsured Net Amount at Risk will be recalculated, using the new Specified Amount.

      If the reduction is on a policy not reinsured under this Agreement, the reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. As a result of such reductions, to the extent necessary, the Ceding Company will recalculate the full available retention defined in Exhibit A for each policy reinsured under this Agreement and recalculate Ceding Company's Retained Share and Reinsured Net Amount at Risk for the policy.

      If the reinsurance for a policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts currently reinsured under this Agreement.

7.2   NONCONTRACTUAL INCREASES

      If the amount of insurance is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. The policy will be reinsured under this Agreement using the total risk amount as adjusted in accordance with Article 5. For purposes of reinsurance, the original age and duration of the policy will be used for the total risk amount; however the underwriting class will be based on the most recent assessment and may differ from the underwriting classification in effect prior to the increase. The Reinsurer's approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the total amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B - Plans Covered and Binding Limits.

7.3   CONTRACTUAL INCREASES

      Increases in the Net Amount at Risk of the Base Policy caused by an Automatic Increasing Benefit Rider shall be reinsured automatically as described in Article 5 without regard to the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B, provided that the total of


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      all such increases to the Specified Amount of a single policy does not exceed [dollar amount].

7.4   RISK CLASSIFICATION CHANGES

      If the policyholder requests a table rating reduction, removal of a flat extra, or change in smoking status, such change will be underwritten according to the Ceding Company's normal underwriting practices. Risk classification changes on facultative policies will be subject to the Reinsurer's approval.

7.5   REINSTATEMENT

      If a policy is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures, the Reinsurer will, upon notification of reinstatement, reinstate the reinsurance coverage. If the policy was facultatively reinsured, approval by the Reinsurer will only be required prior to the reinstatement of the reinsurance if the Ceding Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required. Upon reinstatement of the reinsurance coverage, the Ceding Company will pay the reinsurance premiums that would have accrued had the policy not lapsed, together with interest at the same rate as the Ceding Company receives under its policy, and for the period for which the Ceding Company received premiums in arrears and interest.


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                                                                       ARTICLE 8

                                                    REPLACEMENTS AND CONVERSIONS

8.1   INTERNAL REPLACEMENTS

      A policy issued as an internal exchange or replacement of a policy not reinsured under this Agreement and underwritten by the Ceding Company in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements will be treated as new business under this Agreement. Reinsurance may be ceded automatically or facultatively according to the same terms and conditions as apply to other new business. Reinsurance premium rates will be based on the issue age, issue date, and underwriting classification of the new policy.

      If a policy reinsured under this Agreement is internally exchanged or replaced, reinsurance will continue under this Agreement or any future agreement between the parties to the extent applicable. Reinsurance premium rates will be based on issue age and duration of the original policy and on the underwriting classification of the new policy.

8.2   CONVERSIONS

      Contractual term conversions from Ceding Company's term insurance policies to a policy otherwise reinsured under this Agreement will be administered according to the provisions outlined in the term reinsurance treaty applicable at the time of the original policy issue rather than under this Agreement; except that a policy issued as a result of a contractual term conversion will be eligible for reinsurance under this Agreement if the converted term policy was less than one year old at the time of conversion. In that event, reinsurance premium rates will be based on the issue age, issue date, and underwriting classification of the new policy.

      In the event a term insurance policyholder seeks to convert to a policy reinsured under this Agreement and at the same time increase the face value or specified amount of the policy, if the exchange is agreed to by the Ceding Company, such exchange shall be treated as an internal replacement as described in the first paragraph of Article 8.1, above, for purposes of reinsurance; such that the new policy shall be considered new business and reinsurance premium rates will be based on the issue age, issue date, and underwriting classification of the new policy.

      In the event of a contractual conversion of an Other Insured Rider that is issued in connection with a policy reinsured under this Agreement, such conversion shall be treated as an internal replacement as described in the second paragraph of Article 8.1 above, for purposes of reinsurance; such that reinsurance shall continue for the new policy under the terms of this Agreement or any future agreement between the parties, as applicable, and reinsurance premium rates shall be based on issue age and duration of the original policy and on the underwriting classification of the new policy.


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                                                                       ARTICLE 9

                                                                          CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy or rider reinsured under this Agreement, and any additional benefits specified in Exhibit B - Plans Covered and Binding Limits, which are provided by the underlying policy and are reinsured under this Agreement.

9.1   NOTICE

      Upon receiving a notice of claim on a policy reinsured under this Agreement, Ceding Company shall provide the Reinsurer with a Notice of Reinsurance Claim. The Notice of Reinsurance Claim will include the insured's name and date of birth, the policy number, the policy issue date, the Specified Amount, the risk amount reinsured with the Reinsurer, and the cause and date of death.

9.2   CLAIM SETTLEMENT PROCESS

      The Ceding Company will review and settle claims in accordance with the following process:

      (a) For all non-contestable claims, and for all contestable claims covered by Automatic Reinsurance with a total death benefit less than or equal to [dollar amount] the Ceding Company will review and settle such claims without prior approval from or consultation with the Reinsurer.

      (b) For all contestable claims covered by Automatic Reinsurance with total death benefits exceeding [dollar amount] but less than or equal to [dollar amount] the Ceding Company will provide a copy of the underwriting file and all claims investigation information only to the Lead Reinsurer assigned in Article 9.4, provided all of the following criteria are met: (a) the insured was a resident of the United States or Canada at the time of death, (b) in the judgment of the Ceding Company there is no evidence of misrepresentation, fraud or other circumstances that would require special claims handling or investigation, (c) the Ceding Company has not decided to deny or contest the claim, (d) legal proceedings have not been initiated against the Ceding Company in connection with the claim. The Ceding Company will wait at least five (5) business days for the Lead Reinsurer's recommendation before admitting liability or proceeding to settle the claim.

      (c) For (i) all contestable claims covered by Automatic Reinsurance with death benefits exceeding [dollar amount], (ii) any contestable claim covered by Automatic Reinsurance with death benefits exceeding [dollar amount] where the conditions in 9.2 (b) are not met, and
           (iii) any claim, whether contestable or non-contestable, covered by Automatic Reinsurance with death benefits


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           exceeding [dollar amount] in which the death of the insured occurred in a country other than the United States or Canada (notwithstanding anything to the contrary stated above), the Ceding Company will send all reinsurers the full underwriting and claims investigation information prior to payment or admission of liability on the claim. The Ceding Company will wait at least five (5) business days for the reinsurers' recommendations before admitting liability or proceeding to settle the claim.

      (d) For all contestable Facultative claims, the Ceding Company will send the Reinsurer(s) on the Facultative risk a copy of the full underwriting file and claims investigation information prior to the payment or admission of liability on the claim. The Ceding Company will wait at least five (5) business days for the Reinsurer's recommendation prior to admitting liability or proceeding to settle the claim.

      Notwithstanding the foregoing, the Ceding Company's only obligation under subsections (b), (c), and (d) above, shall be to consult with the Reinsurer or the Lead Reinsurer, as the case may be. The Reinsurer's or Lead Reinsurer's failure to provide a recommendation within five business days of receiving the full underwriting file and claim investigation information from the Ceding Company shall be deemed acceptance of any action taken by the Ceding Company on the claim.

      With respect to the five (5) business day periods described in subsections
      (b), (c), and (d) above, as well as the five (5) business day periods described in Articles 9.4 and 9.5 below, the Reinsurer may request within the five (5) business day period an extension of an additional ten (10) business days (up to fifteen (15) business days in total) to provide its recommendation or decision, as the case may be, in which case the Ceding Company shall not unreasonably withhold approval of such request unless an extension would cause the Ceding Company to violate any statutory time limit on claims settlement.

      Dollar amounts specified in 9.2 (a), (b), and (c) above shall be applied on a per life basis to total death benefits covered by policies reinsured under this Agreement.

9.3   AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

      As soon as the Ceding Company receives proper claim notice and proof of claim from a claimant or beneficiary, and the claim has been reviewed and settled in accordance with the process described in Article 9.2, the Ceding Company may seek reinsurance benefits by submitting Proof of Claim to the Reinsurer. Proof of Claim shall mean proof of payment by the Ceding Company, an itemized statement of benefits paid by the Ceding Company, and a copy of the insured's death certificate. Upon receipt of Proof of Claim, the Reinsurer will promptly pay the reinsurance benefits due the Ceding Company.

      It is understood and agreed the ultimate authority to pay or deny a claim will rest solely with the Ceding Company; failure to follow any reinsurer's recommendation will not relieve the Reinsurer of its reinsurance liability. The Ceding Company's contractual liability for
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      reinsured Under this Agreement is binding on the Reinsurer, provided that the claim was paid in good faith and the company's standard practices were followed in the adjudication of the claim.

      The total reinsurance recoverable from all companies will not exceed the Ceding Company's total contractual liability on the policy, less the amount retained; provided such limitation shall not relieve Reinsurer from any liability under Article 9.9 below. The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with the Reinsurer; provided such maximum shall not relieve Reinsurer from any liability under Article 9.9 below. The Reinsurer will also pay its proportionate share of interest that the Ceding Company pays on the death proceeds until the date of settlement.

      Death benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.

9.4   LEAD REINSURER

      In the interest of expediting the claim settlement process and streamlining the amount of information sent to all reinsurers, the parties agree to use the Lead Reinsurer process described above in Article 9.2
      (b). For claims falling under Article 9.2(b) above, consultation on Automatic Reinsurance contestable claims will be determined by the following schedule:

       -----------------------------------------------------
       Claimant Last Name      Lead Reinsurer
       -----------------------------------------------------
       A-D                     [name of reinsurance company]
       -----------------------------------------------------
       E-H                     [name of reinsurance company]
       -----------------------------------------------------
       I-L                     [name of reinsurance company]
       -----------------------------------------------------
       M-P                     [name of reinsurance company]
       -----------------------------------------------------
       Q-Z                     [name of reinsurance company]
       ------------------------------------------------------

      The Lead Reinsurer will act in a consultative role only and will not make any claim decisions concerning payment of a claim, nor will the Lead Reinsurer act as a third party administrator of claim materials required by other reinsurers under this Agreement.

      If the Ceding Company and Lead Reinsurer do not agree concerning the payment of a claim or any action to be taken relative to the claim, the Ceding Company will submit all relevant claims documentation to all reinsurers on the risk for their consideration. The Ceding Company will wait at least five (5) business days for the reinsurers' comments before proceeding to settle the claim.


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      In no event will the Lead Reinsurer be granted the authority to act on behalf of the other reinsurers with respect to any decision regarding being a party to a contest, compromise, or litigation of a claim involving reinsurance.

9.5   CONTESTED CLAIMS

      The Ceding Company will promptly advise the Reinsurer of its intention to contest, compromise, or litigate any claim involving a reinsured policy. In that event, the Ceding Company will also promptly and fully disclose to the Reinsurer all relevant claim documentation. Once notified, the Reinsurer will have five (5) business days to notify the Ceding Company in writing of its decision to accept participation in the contest, compromise, or litigation.

      If the Reinsurer does not accept participation, the Reinsurer must then fulfill its obligation by paying the Ceding Company its full share of reinsurance and will not share in any subsequent reduction or increase in liability arising out of or in connection with the claim.

      If the Reinsurer accepts participation in the Ceding Company's contest, compromise, or litigation of a claim, the Reinsurer will share proportionately in any resulting reduction or increase arising out of or in connection with the claim. The Ceding Company will keep the Reinsurer apprised of all significant developments in the claim investigation, including notification of any legal proceedings against it in response to a denial of a claim. If litigation has commenced or claimant has made a demand for an amount exceeding the contract benefits, the Reinsurer may discharge its liability by tendering payment of reinsurance proceeds to the Ceding Company in an amount proportionate to a pending settlement offer made by the claimant to the Ceding Company.

9.6   CLAIM EXPENSES

      The Reinsurer will pay its share of reasonable claim investigation and legal expenses connected with the investigation, settlement, or litigation of claims unless the Reinsurer has discharged its liability pursuant to
      Article 9.5 above. If the Reinsurer has so discharged its liability, the Reinsurer will not participate in any expenses incurred thereafter in connection with the claim.

      The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including the Ceding Company's home office expenses and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.7   MISREPRESENTATION OR SUICIDE

      If the Ceding Company returns premium to the policyowner or beneficiary as a result of misrepresentation or suicide of the insured, the Reinsurer will refund all reinsurance premiums


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      received on that policy without Interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement; however the Reinsurer remains liable to the Ceding Company under the terms of this Agreement in the event there is litigation, settlement, or other disposition of a claim in connection with the policy.

9.8   MISSTATEMENT OF AGE OR SEX

      In the event of a change in the amount of the Ceding Company's liability on a reinsured policy due to a misstatement of age or sex, the Reinsurer's liability will change proportionately. Reinsurance premiums will be adjusted from the inception of the policy, and any difference will be settled without interest.

9.9   EXTRA CONTRACTUAL OBLIGATIONS

      The Reinsurer will not participate in Punitive Damages or Compensatory Damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement.

      However, the parties recognize that circumstances may arise in which equity would require the Reinsurer, to the extent permitted by law, to share proportionately in Extra Contractual Obligations. Such circumstances are difficult to define in advance, but would generally be those situations in which the Reinsurer, in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the Extra Contractual Obligations. In those situations, the Reinsurer shall be responsible for paying its proportionate share of the Extra Contractual Obligations.

      For purposes of this Agreement, Extra Contractual Obligations includes Punitive Damages, Compensatory Damages, Statutory Penalties and any other damages or penalties other than or in addition to payment of policy benefits. The foregoing terms are defined as follows:

      "Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

      "Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

      "Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.


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                                                                      ARTICLE 10

                                                             CREDIT FOR RESERVES

10.1 The Parties intend that the Ceding Company will receive statutory reserve credit in its state of domicile for the insurance risks ceded to the Reinsurer. The Parties agree to make all reasonable efforts to ensure that this is accomplished. The Ceding Company does not expect to receive statutory reserve credit for any necessary deficiency reserves.


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                                                                      ARTICLE 11

                                                         RETENTION LIMIT CHANGES

11.1 The Ceding Company reserves the right to change its retention limits as shown in Exhibit A - Retention Limits of the Ceding Company, in which case it will provide the Reinsurer with written notice of the intended changes thirty (30) days in advance of their effective date. The Ceding Company may increase the percentage used to determine its Retained Share under this Agreement, its Per Life Retention Limit, or both.

      A change to the Ceding Company's retention limits will not affect the reinsured policies in force except as provided for in Article 12.


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                                                                      ARTICLE 12

                                                                       RECAPTURE

12.1 Whenever the Ceding Company, pursuant to Article 11, increases its retention limits over the retention limits set forth in Exhibit A - Retention Limits of the Ceding Company, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained its maximum stated retention for the plan and the insured's age, sex, and mortality classification or at least the lesser of its Per Life Retention Limit or [percentage] on a facultative risk, it may apply its increased retention limits to reduce the amount of reinsurance in force as follows:

      (a) The Ceding Company must give the Reinsurer ninety (90) days written notice prior to its intended date of recapture.

      (b) The reduction of reinsurance on affected policies will become effective on the policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a policy has been in force for a duration of at least twenty
           (20) years.

      (c) If any reinsured policy is recaptured, all reinsured policies eligible for recapture under the provisions of this Article or under the provisions of another treaty must be recaptured up to the Ceding Company's new retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance retained on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

      Recapture for a policy may occur at different times because of different duration requirements under various reinsurance agreements. For a policy subject to recapture from the Reinsurer that has met the duration requirement in clause (b) above, the revised Reinsured Net Amount at Risk shall be determined using Ceding Company's Retained Share as if the policy were eligible for recapture from all reinsurers who have a share of the risk on that policy (or who had a share of risk on that policy prior to an earlier recapture). For a policy not yet subject to recapture from the Reinsurer because of an unattained duration requirement, Reinsured Net Amount at Risk will continue being determined using Ceding Company's Retained Share as provided for in Exhibit A as if the policy were not eligible for recapture by any of the reinsurers who have or had a share of the risk on the policy.

      The amount of reinsurance eligible for recapture is based on the Net Amount at Risk as of the date of recapture. For a policy issued as a result of a fully-underwritten exchange, the policy date and current duration of the new policy and the recapture provisions under this Agreement will be used.


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      Following the effective date of recapture, the Reinsurer will not be liable for any reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked inadvertently.

      If the Ceding Company transfers business that is reinsured under this Agreement to a successor ceding company, then the successor ceding company has the option to recapture the reinsurance in accordance with the recapture criteria outlined in this Article, but only if the successor ceding company has or adopts a higher maximum retention limit than that applicable to the block of business subject to recapture.

      The terms and conditions for the Ceding Company to recapture reinsured policies, as made necessary by the insolvency of the Reinsurer, are set forth in Article 16.3 - Insolvency of the Reinsurer. The terms and conditions for the Ceding Company to recapture reinsured policies as a result of rate actions taken by the Reinsurer are set forth in Article 6.5
      - Premium Rates.

      No recapture will be permitted if the Ceding Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention limits.


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                                                                      ARTICLE 13

                                                              GENERAL PROVISIONS

13.1  CURRENCY

      All payments and reporting by both parties under this Agreement will be made in United States dollars.

13.2  PREMIUM TAX

      The Reinsurer will not reimburse the Ceding Company for premium taxes.

13.3  MINIMUM CESSION

      There are no minimum initial automatic cession limits under this Agreement.

13.4  INSPECTION OF RECORDS

      The Reinsurer or its duly authorized representative will have the right to inspect original papers, records, and documents kept or maintained by the Ceding Company relating to the business reinsured under this Agreement.

      The Ceding Company or its duly authorized representative will have the right to inspect all original documents kept or maintained by the Reinsurer relating to underwriting, claims processing, and administration of the business reinsured under this Agreement.

      Without expanding the foregoing, inspection rights will not include pricing and underwriting information with respect to the negotiation of the Agreement or privileged information. Privileged information developed in the course of ordinary claim management shall remain subject to inspection by the parties.

      Such access will be provided as requested in writing during regular business hours at the office of the inspected party.

13.5  INTEREST RATE

      If, under the terms of this Agreement, interest is accrued on amounts due either party, such interest will be calculated using the ninety (90) day Federal Government Treasury Bill rate as reported in the Wall Street Journal in the month following the end of the billing period plus fifty
      (50) basis points. The method of calculation will be simple interest "Bankers' Rule" (or three hundred sixty (360) day year).


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13.6  NOTICES

      Notices made by either party for purposes of Articles 6, 11, 12, 16, 18, 19, and 22 (or for the purpose of changing the address or addressee information contained in this Article 13.6) shall be in writing and signed by an authorized officer of the notifying party. Such notices shall be deemed to have been duly given on the date of delivery, if delivered personally, or on the date postmarked if sent by certified mail. Notice must be properly addressed as follows:

      (a)  The Ceding Company: [name]
                               Reinsurance Officer
                               50806 AXP Financial Center
                               Minneapolis, MN 55474

      (b)  The Reinsurer:
           [name]
           [title]
           [name of reinsurance company]
           [address, city and state of reinsurance company]

      All other communications between the parties under this Agreement may be effected by authorized personnel by telephone, electronic mail, facsimile transmission, written correspondence or other commercially reasonable and customary means of communication.

13.7  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York notwithstanding any state's choice of law rules to the contrary. In the event it should become necessary for the Ceding Company to seek enforcement of its rights under this Agreement through litigation, the Reinsurer agrees to submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction with respect to the matters arising hereunder.

13.8  SURVIVAL

      All provisions of this Agreement will survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights and obligations hereunder existing at the time of termination.

13.9  NON-WAIVER

      No waiver by either party of any violation or default by the other party in the performance of any promise, term, or condition of this Agreement will be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealing between the parties will be


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      deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement will not constitute a waiver by such party of its right to do so, nor will it be deemed to be an act of ratification or consent.

13.10 NON-TRANSFERABILITY

      Ceding Company may not sell, transfer or assign any business reinsured hereunder to any other person or entity without the prior written consent of the Reinsurer, which consent may not be unreasonably withheld by the Reinsurer. Reinsurer may not sell, transfer or assign this Agreement to any other person or entity without the prior written consent of the Ceding Company, which consent may not be unreasonably withheld by the Ceding Company. The foregoing shall not be construed to limit the ability of the Reinsurer to reinsure on an indemnity basis.


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                                                                      ARTICLE 14

                                                                         DAC TAX

14.1 The parties to this Agreement agree to the following provisions pursuant to Section 1.848- 2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

      (a) The term 'party' refers to either the Ceding Company or the Reinsurer, as appropriate.

      (b)  The terms used in this Article are defined by reference to Regulation
           Section 1.848-2 effective December 29, 1992.

      (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

      (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

      (e) The Ceding Company will submit a schedule to the Reinsurer by April 1 of each year with its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so advise the Ceding Company within the required timeframe, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

      (f) If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

      (g) Both the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.


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                                                                      ARTICLE 15

                                                                          OFFSET

15.1 Any debts or credits, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and will be offset and only the balance will be allowed or paid.

      The right of offset will not be affected or diminished because of the insolvency of either party.


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                                                                      ARTICLE 16

                                                                      INSOLVENCY

16.1  INSOLVENCY OF A PARTY TO THIS AGREEMENT

      A party to this Agreement will be deemed insolvent when it:

      (a) applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

      (b)  is adjudicated as bankrupt or insolvent; or

      (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute; or

      (d) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

16.2  INSOLVENCY OF THE CEDING COMPANY

      In the event of the insolvency of the Ceding Company, all reinsurance payments will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

      In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

      The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

      The Reinsurer will be liable only for its proportionate share of the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.


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16.3  INSOLVENCY OF THE REINSURER

      In the event of the Reinsurer's insolvency and upon giving written notice to the Reinsurer, the Ceding Company may, at its option, immediately terminate this Agreement with respect to the reinsurance of new business and may recapture all of the business reinsured by the Reinsurer under this Agreement.

      Any recapture fee will be mutually agreed upon by the Ceding Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.


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                                                                      ARTICLE 17

                                                            ERRORS AND OMISSIONS

17.1 If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as "errors"), the Reinsurer or the Ceding Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either party, the other is promptly notified and corrective action is promptly taken, each thereupon will be restored to the position it would have occupied if the error bad not occurred, including interest. It is understood, however, that interest will not be included when routine underpayments or overpayments of reinsurance premiums are discovered and promptly corrected according to the terms of this Agreement.

      If it is not possible to restore each party to the position it would have occupied but for the error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.

      However, the Reinsurer will not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor will the Reinsurer be responsible for negligent or deliberate acts in administration by the Ceding Company. If either party discovers that the other party has failed to cede or accept reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, the party at fault may be requested to audit its records for similar errors and to take the actions necessary to rectify the situation and avoid similar errors in the future.


                                       29
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 18

                                                              DISPUTE RESOLUTION

18.1 In the event of a dispute, the parties agree to the following process of dispute resolution. Within fifteen (15) days after the Reinsurer or the Ceding Company has first given the Other party written notification of a specific dispute, each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

      If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional thirty (30) days.


                                       30
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 19

                                                                     ARBITRATION

19.1 It is the intention of the Reinsurer and the Ceding Company that the customs and practices of the life insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all matters with the highest good faith. However, if the Reinsurer and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 18 - Dispute Resolution, the dispute will be decided through arbitration as a precedent to any right of action hereunder.

      To initiate arbitration, either the Ceding Company or the Reinsurer will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within fifteen (15) days of its receipt.

      There will be three arbitrators who will be current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Each of the parties will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of the initiation of the arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of the appointment of the second arbitrator, then the appointment of the third arbitrator will be left to the ARIAS-U.S (the AIDA Reinsurance & Insurance Arbitration Society).

      Once chosen, the arbitrators are empowered to select the site of the arbitration and decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. The arbitrators will have the power to determine all procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators may consider any relevant evidence; they will weigh the evidence and consider any objections. Each party may examine any witnesses who testify at the arbitration hearing.

      The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule and will be submitted in writing. The decision will be final and binding on both parties and there will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.

      Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.


                                       31
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 20

                                                                 CONFIDENTIALITY

20.1 The Ceding Company and the Reinsurer agree that Customer and Proprietary Information belonging to the other party will be treated as confidential. Customer Information is personally identifiable medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. Customer Information does not include de-identified personal data as defined by regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, applications and contract forms, and the specific terms and conditions of this Agreement.

      Customer and Proprietary Information will not include information that:

      (a) is or becomes available to the general public through no fault of the party receiving the Customer or Proprietary Information (the "Recipient");

      (b)  is independently developed by the Recipient;

      (c) is acquired by the Recipient from a third party not covered by a confidentiality agreement; or

      (d)  is disclosed under a court order, law or regulation.

      The parties will not disclose Customer and Proprietary Information belonging to or received from the other party, to any other parties unless agreed to in writing, except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required or allowed by law or regulation. In no event will information pertaining to the policyholders, insureds and clients of the Ceding Company be disclosed to a third party by Reinsurer if such disclosure would constitute or cause a violation of state or federal privacy laws.

      The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.


                                       32
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 21

                                                                    SEVERABILITY

21.1 If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.


                                       33
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 22

                                                           DURATION OF AGREEMENT

22.1 This Agreement is unlimited as to its duration. The Ceding Company or the Reinsurer may terminate this Agreement with respect to the reinsurance of new business by giving ninety (90) days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

      During the notification period, the Ceding Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all reinsured policies will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement.


                                       34
IDSL-NY VUL4/LP Select Treaty

                                                                      ARTICLE 23

                                                                       EXECUTION

23.1 This Agreement is effective as of August 18, 2003, and applies to all eligible policies with issue dates on or after such date, and to eligible policies applied for on or after such date that were backdated for up to six (6) months. This Agreement has been made in duplicate and is hereby executed by both parties.

IDS LIFE INSURANCE COMPANY OF NEW YORK      [NAME OF REINSURANCE COMPANY]

         /s/ Timothy V. Bechtold                   [signature]
         -------------------------------
         (signature)                               (signature)

         Timothy V. Bechtold                       [name]
         -------------------------------           -----------------------------
         (print or type name)                      (print or type name)

Title:   VP-Insurance                       Title: [title]
         -------------------------------           -----------------------------
Date:                                       Date:
         12/23/03                                  12/29/03
         -------------------------------           -----------------------------

                                                      [city and state of
Location:    Minneapolis, MN                Location: reinsurance company]
             ---------------------------              --------------------------

Attest:  ILLEGIBLE                          Attest: [signature]
         (signature)                                (signature)

Title:   Reinsurance Officer                Title: V.P.
         -------------------------------           -----------------------------


                                       35
IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT A

                     RETENTION LIMITS OF THE CEDING COMPANY

A.1   LIFE INSURANCE

      -------------------------------------

        Issue Age     Per Life Retention
                      Limit (All Ratings)
      -------------------------------------
         [ages]        [dollar amount]
      -------------------------------------
         [ages]        [dollar amount]
      -------------------------------------

      For purposes of determining Per Life Retention on automatically ceded business, Ceding Company will retain [percentage] of the specified amount of any base policy or rider up to the Per Life Retention Limit as specified in the above chart. Amounts in excess of the Per Life Retention Limit arc factored into the calculation of Retained Share as explained below.

      In determining whether the Per Life Retention Limit has been reached for any insured life, retained amounts on all in force single life coverages (and one-half of the retained amounts on joint life coverages) issued by the Ceding Company, except for the VUL III plan, will be added together to determine the Ceding Company's available retention for policies reinsured under this Agreement; such retained amounts to be determined based on records maintained by the Ceding Company. The Ceding Company's retention will be filled in the following order: (i) in force policies other than VUL III issued prior to the issuance of the Base Policy (the policy reinsured under this Agreement); (ii) the Base Policy; (iii) Base Insured Rider, if any; (iv) policies issued subsequent to the issuance of the Base Policy. The Per Life Retention Limit applies to risk retained by the Ceding Company regardless of whether the policies on the life are reinsured on an automatic or facultative basis.

      Retained Share means that portion of the Net Amount at Risk which is not ceded to reinsurers. Retained Share for automatic business shall mean the amount produced by the following formula: [(a divided by b) times c] where:

      "a" equals [percentage] of the Specified Amount up to the amount that would cause Ceding Company to exceed its Per Life Retention Limit;

      "b" is the Specified Amount; and

      "c" is the Net Amount at Risk.

      Retained Share for facultative cessions will be determined by the same formula but the percentage used in the calculation shall be determined on a case-by-case basis. It is understood


                                       A-1
IDSL-NY VUL4/LP Select Treaty
      the Ceding Company may at its option retain an amount less than the available retention on facultative policies, unless otherwise specified in the Reinsurer's facultative offer.


                                       A-2
IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT B

                        PLANS COVERED AND BINDING LIMITS

The business reinsured under this Agreement is defined as follows:

B.1   PLANS, RIDERS AND BENEFITS

      Policies issued on plans with effective dates on or after the Commencement Date shown below qualify for reinsurance under the terms of this Agreement. It is understood that policies may be backdated by up to six
      (6) months from the date shown below.

                                          COMMENCEMENT
      PLAN IDENTIFICATION                    DATE
      --------------------------------------------------------

      VUL-IV (Form 39061C)              August 18, 2003

      LP Select (Form 39080C)           August 18, 2003

      BENEFIT & RIDERS:

      Automatic Increasing Benefit
      Rider (AIBR) (Form 38965)         August 18, 2003

      Base Insured Rider (BIR)
      (Form 139043)                     August 18, 2003

      Other Insured Rider (OIR)
      (Form
      39451 and Form 39976C)            August 18, 2003

B.2   BASIS

      Cessions may be automatic, capacity facultative, or non-capacity facultative. Only mortality risk will be reinsured under this Agreement.

      Automatic cessions shall be on a first dollar quota share basis with the Ceding Company retaining its Retained Share as described in Exhibit A. Net Amount at Risk in excess of the Retained Share will be ceded to reinsurers, a percentage of which is assumed by Reinsurer as the Reinsured Net Amount at Risk, determined as of the last policy anniversary or subsequent policy change date if applicable.


                                       B-1
IDSL-NY VUL4/LP Select Treaty

      Reinsurer's Percentage Share for purposes of calculating the Reinsured Net Amount at Risk is [percentage].

      Facultative cessions will be negotiated on a case-by-case basis. Ceding Company at its discretion may submit any policy for facultative consideration rather than automatic cession or in cases where automatic capacity has been exhausted. For facultative cessions, the Ceding Company's Retained Share and the Reinsurer's Percentage Share of the Reinsured Net Amount at Risk shall be determined based on terms offered by Reinsurer and accepted by Ceding Company at the time the policy or rider is applied for.

B.3   AUTOMATIC BINDING LIMITS

      Life

      --------------------------------------------------------------------------

        Issue Age       Standard - Table D     Table E - H        Table I - P
      --------------------------------------------------------------------------

          [ages]         [dollar amount]     [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------

          [ages]         [dollar amount]     [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------

          [ages]         [dollar amount]     [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------

          [ages]         [dollar amount]     [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------

      The Ceding Company may not cede reinsurance automatically if the sum of all amounts in force and applied for on the same life with the Ceding Company, excluding amounts being internally replaced, exceeds the above Automatic Binding Limits. These Automatic Binding Limits include any amounts within the Ceding Company's retention.

      Increased policy amounts elected under the terms of the Automatic Increasing Benefit Rider will not be taken into account for automatic and jumbo limits, provided that the total of all increases to the Specified Amount of a single policy cannot exceed [dollar amount].

      If an applicant has existing joint life coverage inforce with Ceding Company, the full face amount of the joint life policy will be included in the total inforce risk on the life for the purposes of the application of automatic and jumbo limits.

B.4   JUMBO LIMITS

      -------------------------------------
       Issue Age        Jumbo Limit
      -------------------------------------
         [ages]       [dollar amount]
      -------------------------------------
         [ages]       [dollar amount]
      -------------------------------------


                                       B-2
IDSL-NY VUL4/LP Select Treaty

      The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown above.

B.5   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

      The Reinsurer's liability will not exceed its proportionate share of

      a)    [dollar amount], or

      b) [dollar amount] if the amount is ordered by a court of competent jurisdiction or the result of a settlement with the applicant.

B.6   CESSION LIMITS

      Minimum Initial Cession: None for automatic cessions. For facultative cessions, the minimum cession shall be [dollar amount] up to age 70, and [dollar amount] for ages over 70.

B.7   INTERNATIONAL RISKS

      The Ceding Company may cede reinsurance automatically on international clients who (1) meet the financial and medical criteria listed in the Ceding Company's "Guidelines for Underwriting International Clients", (2) are standard or preferred based on [name of reinsurance company]'s Foreign Risk Guidelines for individual countries, and (3) are between the ages of 18 and 70, inclusively, at point of issue.

      If an international client meets the Ceding Company's medical and financial criteria, but requires a flat extra based on [name of reinsurance company]'s Foreign Risk Guidelines, the Ceding Company may cede the risk automatically only after consultation with a member of [name of reinsurance company]'s International Underwriting Team. The consultation must be documented in the underwriting file. If an international client does not meet the Ceding Company's medical or financial criteria or requires individual consideration under [name of reinsurance company]'s Foreign Risk Guidelines, reinsurance may not be ceded automatically.

      The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.


                                       B-3
IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT C

                         FORMS, MANUALS, AND ISSUE RULES

C.1 The Ceding Company affirms that its retention schedule, underwriting guidelines, facultative placement rules, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date, have been supplied to the Reinsurer.

      The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its underwriting guidelines or facultative placement rules. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

      It is the Ceding Company's responsibility to ensure that its practices and applicable forms are in compliance with current Medical Information Bureau
      (MIB) guidelines.


                                       C-1
IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT D

                              REINSURANCE PREMIUMS

D.1   PREMIUMS AND ALLOWANCES

      Plans covered under this Agreement will be reinsured on a YRT basis. Reinsurance premium rates shall equal the Ceding Company's original annual Band 4 COI premium rates for the VUL-III plan, as shown in Schedule D-1 attached hereto, less the following allowances:

           ---------------------------------------------------------------------

           UNDERWRITING CLASS           YEARS 1-10           YEARS 11+
          ---------------------------------------------------------------------
           Preferred Non-Smoker         [percentage]         [percentage]
           ---------------------------------------------------------------------
           Standard Non-Smoker          [percentage]         [percentage]
           ---------------------------------------------------------------------
           Smoker                       [percentage]         [percentage]
           ---------------------------------------------------------------------

      To determine the amount of reinsurance premium to be paid by the Ceding Company to the Reinsurer, these reinsurance premium rates will be applied to the Reinsured Net Amount at Risk for each policy determined as of the last policy anniversary or subsequent policy change date if applicable.

D.2   AGE BASIS

      Age Last Birthday

D.3   POLICY FEES

      The Reinsurer will not participate in any policy fees.

D.4   SUBSTANDARD PREMIUMS

      Substandard multiple ratings will be applied to increase the underlying COI rates by [percentage] per table of assessed rating, and the normal base allowances will be paid on the entire amount.

      When flat extras are applied, the following allowances will be paid on the extra premium portion:


                                       D-1
IDSL-NY VUL4/LP Select Treaty

      Temporary (five years or less): [percentage] for first year and all renewal years Permanent (over five years): [percentage] for first year and [percentage] for all renewal years

D.5   RIDERS AND BENEFITS

      AIBR (Automatic Increase Benefit Rider) - Elected increases will be proportionately reinsured using the premiums for the base coverage, at point-in-scale.

      BIR (Base Insured Rider) and OIR (Other Insured Rider) - These riders will be proportionately reinsured using the same premium rates scale as used for the base coverage.

      ACCELERATED DEATH BENEFIT - If IDS Life pays an accelerated death benefit under the term of the policy contract, the reinsurance coverage will continue unaffected until the death of the insured.

      The following benefits are not reinsured under this Agreement:

      Waiver of Monthly Deduction Rider (WMD)
      Children's Insurance Rider (CIR)
      Accidental Death Benefit Rider (ADB)


                                       D-2
IDSL-NY VUL4/LP Select Treaty

----------------------------------------------------------------------------------------------
                                         SCHEDULE D-l
----------------------------------------------------------------------------------------------
                                Basis for Reinsurance Premiums
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
               ALB ANNUAL COST OF INSURANCE RATES PER $1000 (BEFORE ALLOWANCES)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                  Male          Male       Male       Female        Female         Female
----------------------------------------------------------------------------------------------
  Attained     Preferred      Standard   Standard   Preferred      Standard       Standard
----------------------------------------------------------------------------------------------
     Age       Nonsmoker     Nonsmoker    Smoker    Nonsmoker     Nonsmoker        Smoker
     ---       ---------     ---------    ------    ---------     ---------        ------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
      0
----------------------------------------------------------------------------------------------
      1
----------------------------------------------------------------------------------------------
      2
----------------------------------------------------------------------------------------------
      3
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      4
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      5
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      6
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      7
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      8
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      9
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     10
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     11
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     12
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     13
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     14
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     15
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     16
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     17
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     18
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     19
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     20
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     21
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     23
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     24
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     25
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     26
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     27
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     28
----------------------------------------------------------------------------------------------
     29
----------------------------------------------------------------------------------------------


                                       D-3

IDSL-NY VUL4/LP Select Treaty

-----------------------------------------------------------------------------------------------
                  Male          Male       Male       Female        Female         Female
----------------------------------------------------------------------------------------------
  Attained     Preferred      Standard   Standard   Preferred      Standard       Standard
----------------------------------------------------------------------------------------------
     Age       Nonsmoker     Nonsmoker    Smoker    Nonsmoker     Nonsmoker        Smoker
     ---       ---------     ---------    ------    ---------     ---------        ------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     30
----------------------------------------------------------------------------------------------
     31
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     32
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     33
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     34
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     35
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     36
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     37
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     38
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     39
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     40
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     41
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     42
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     43
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     44
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     45
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     46
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     47
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     48
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     49
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     50
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     51
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     52
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     53
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     54
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     55
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     56
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     57
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     58
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     59
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     60
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     61
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     62
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     63
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     64
----------------------------------------------------------------------------------------------
     65
----------------------------------------------------------------------------------------------


                                       D-4

IDSL-NY VUL4/LP Select Treaty

----------------------------------------------------------------------------------------------
                  Male          Male       Male       Female        Female         Female
----------------------------------------------------------------------------------------------
  Attained     Preferred      Standard   Standard   Preferred      Standard       Standard
----------------------------------------------------------------------------------------------
     Age       Nonsmoker     Nonsmoker    Smoker    Nonsmoker     Nonsmoker        Smoker
     ---       ---------     ---------    ------    ---------     ---------        ------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     66
----------------------------------------------------------------------------------------------
     67
----------------------------------------------------------------------------------------------
     68
----------------------------------------------------------------------------------------------
     69
----------------------------------------------------------------------------------------------
     70
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     71
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     72
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     73
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     74
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     75
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     76
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     77
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     78
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     79
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     80
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     81
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     82
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     83
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     84
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     85
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     86
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     87
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     88
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     89
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     90
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     91
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     92
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     93
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     94
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     95
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     96
----------------------------------------------------------------------------------------------
     97
----------------------------------------------------------------------------------------------
     98
----------------------------------------------------------------------------------------------
     99
----------------------------------------------------------------------------------------------


                                       D-5

IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT E

                           SELF-ADMINISTERED REPORTING

E.1 The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send the Reinsurer the reports listed below at the frequency specified.

           MONTHLY TRANSACTION REPORTS
           1.   New Business
           2.   First Year - Other than New Business
           3.   Renewal Year
           4.   Changes and Terminations
           5.   Accounting Information

           QUARTERLY PERIODIC REPORTS
           6.   Statutory Reserve Information
           7.   Policy Exhibit Information
           8.   Inforce

      A brief description of the data requirements follows below.

      TRANSACTION REPORTS

      The Ceding Company will report policy data using the Quasar (R2) system.

      1.   NEW BUSINESS
           This report will include new issues only, the first time the policy is reported to the Reinsurer. Automatic and Facultative business will be identified separately.

      2.   FIRST YEAR - OTHER THAN NEW BUSINESS
           This report will include policies previously reported on the new business detail and still in their first duration, or policies involved in first year premium adjustments.

      3.   RENEWAL YEAR

           All policies with renewal dates within the Accounting Period will be listed.

      4.   CHANGES AND TERMINATIONS
           Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each policy.

           The Ceding Company will identify the following transactions either by separate listing or unique transaction codes: Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the original policy date, as well as the current policy date.


                                       E-1
IDSL-NY VUL4/LP Select Treaty

      5.   ACCOUNTING INFORMATION
           Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories: Automatic and Facultative, First Year and Renewals.

        PERIODIC REPORTS

      6.   STATUTORY RESERVE INFORMATION
           Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

      7.   POLICY EXHIBIT INFORMATION
           This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of policies and reinsured amount.

      8.   INFORCE
           This is a detailed report of each policy in force.


                                       E-2
IDSL-NY VUL4/LP Select Treaty

                                                                       EXHIBIT F

                     APPLICATION FOR FACULTATIVE REINSURANCE

                                                                       EXHIBIT F

                     APPLICATION FOR FACULTATIVE REINSURANCE

SUBMITTED TO:
              ---------------  ---------------  ---------------  ---------------
(REINSURERS)

FROM:                                             DATE:
      ----------------------------------------          ------------------------
(CEDING COMPANY)
POLICY NUMBER:                       INCREASING AMOUNT:   YES          NO
               -------------------                            ------      ------

PLAN NAME:                           IF INCREASING, ULTIMATE AMOUNT:
               -------------------                                   -----------

                                            BIRTH DATE           TOBACCO   PREF
  LAST NAME        FIRST        MIDDLE      M/D/Y        SEX     USE       CLASS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JOINT INSURED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               -------------------------------------------------------------------
                                    LIFE       SPECIFY OTHERS, E.G. SECOND LIFE, WAIVER, ADB, ETC.
--------------------------------------------------------------------------------------------------
PREVIOUS INFORCE WITH CO.:
--------------------------------------------------------------------------------------------------
OF WHICH WE RETAIN:
--------------------------------------------------------------------------------------------------
NOW APPLYING FOR:
--------------------------------------------------------------------------------------------------
OF WHICH WE WILL RETAIN:
--------------------------------------------------------------------------------------------------
REINS. AMOUNT APPLIED FOR:
--------------------------------------------------------------------------------------------------

IN EXCESS OF JUMBO:   YES          NO          IF REPLACEMENT:  INTERNAL          EXTERNAL
                          ------      ------                             -------           -------

OUR MORTALITY ASSESSMENT:                      SPECIAL RISK FEATURES:         AVIATION
(TABLE &/OR FLAT EXTRA)   ------------------                           ------
                                                                              FOREIGN/TRAVEL
                                                                       ------
      OCCUPATION/AVOCATION
------

---------------------------------------  ---------------------------------------
ENCLOSED REQUIREMENTS                    REQUIREMENTS TO FOLLOW
---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------


                                       F-1


IDSL-NY VUL4/LP Select Treaty